CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 16, 2001 relating to the financial statements of Mobilentity, Inc. as of December 31, 2000.



/s/ Stark Tinter & Associates, LLC
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Stark Tinter & Associates, LLC
Certified Public Accountants


March 9, 2001
Denver, Colorado